SCHEDULE 14A
                              (RULE 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.      )



Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement          [  ]  Confidential, for use of
                                                  the Commission Only (as
                                                  permitted by
                                                  Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Rule 240.14a-12


                          INTERSTATE BAKERIES CORP.
              (Name of Registrant as Specified in Its Charter)


                          INTERSTATE BAKERIES CORP.
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

      [ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
	   and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

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[   ]	Fee paid previously with preliminary materials.

[   ]	Check box if any part of the fee is offset as provided by Exchange Act
	Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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

                     INTERSTATE BAKERIES CORPORATION
                        12 East Armour Boulevard
                       Kansas City, Missouri 64111
                             (816) 502-4000


                              ____________


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD SEPTEMBER 25, 2001

                              ____________

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Interstate Bakeries Corporation (the "Company") will be held on September 25, 2001, at 10:00 a.m., in the City Stage Theater of Union Station, 30 West Pershing, Kansas City, Missouri 64108, for the following purposes:

     1. To elect three Class II Directors to serve a term of three years expiring in 2004;

     2. To consider and act upon a proposal to amend the Company's 1996 Stock Incentive Plan to increase the number of authorized shares of the Company reserved for issuance thereunder from 13,683,000 to 18,683,000;

     3. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the fiscal year ending June 1, 2002; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on August 10, 2001, are entitled to notice of and to vote at the meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A postage prepaid envelope is enclosed for that purpose. The prompt return of proxies will assure a quorum and save the Company the expense of further solicitation. If you attend the meeting, you may vote personally on all matters, and in that event, the proxy will not be voted.

                              By order of the Board of Directors

                              /s/ Ray Sandy Sutton
                              Ray Sandy Sutton
                              Corporate Secretary
August 27, 2001

                      INTERSTATE BAKERIES CORPORATION
                                 _________

                              PROXY STATEMENT
                                 _________

     This Proxy Statement, which is being first mailed to stockholders on or about August 27, 2001, is furnished in connection with the solicitation by the board of directors of Interstate Bakeries Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held on September 25, 2001, commencing at 10:00 a.m. in the City Stage Theater of Union Station, 30 West Pershing, Kansas City, Missouri 64108. A stockholder may revoke his or her proxy by delivering a written notice to the Corporate Secretary of the Company at any time prior to the voting or by attending the Meeting and voting the shares in person. The Company's principal executive offices are located at 12 E. Armour Boulevard, Kansas City, Missouri 64111, and its telephone number is (816) 502-4000.

     The Company will bear the entire cost of solicitation of proxies in the enclosed form, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or other regular employees of the Company, and the Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy soliciting materials to beneficial owners. No additional compensation will be paid to directors, officers or other regular employees of the Company for such services.

     The board of directors has fixed the close of business on August 10, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof and only stockholders of record at the close of business on that date will be entitled to vote. On August 10, 2001, the Company had outstanding 50,423,561 shares of common stock, $.01 par value per share (the "Common Stock"), entitled to one vote per share.

     A copy of the Company's Annual Report containing financial statements for the fiscal year ended June 2, 2001 is being provided to each stockholder of record as of the close of business on August 10, 2001. The Company's Form 10-K to be filed with the Securities and Exchange Commission for the fiscal year ended June 2, 2001, will be mailed upon request, free of charge, to all persons who are record or beneficial holders of the Common Stock as of August 10, 2001. To obtain a copy of such report, written request should be made to the Company (Attention: Mr. Ray Sandy Sutton, Corporate Secretary) at 12 East Armour Boulevard, Kansas City, Missouri 64111.

                               VOTING PROCEDURES

     Shares represented by a properly signed proxy received pursuant to this solicitation will be voted in accordance with instructions thereon. If the proxy is properly signed and returned and no instructions are given on the proxy with respect to the matters to be acted upon, the shares represented by the proxy will be voted at the Meeting FOR the election, as directors of the Company, of the nominees hereinafter named, FOR the approval of the Amendment to the Company's 1996 Stock Incentive Plan to increase the number of authorized shares of the Company reserved for issuance thereunder and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company. Each of the nominees hereinafter named has indicated his willingness to serve if elected, and it is not anticipated that any of them will become unavailable for election.

     The proxy confers discretionary authority, with respect to the voting of the shares represented thereby, on any other business that may properly come before the Meeting. The board of directors is not aware that any such other business, other than as set forth in this Proxy Statement and except for matters incident to the conduct of the Meeting, is to be presented for action at the Meeting and does not itself intend to present any such other business; however, if any such other business does come before the Meeting, shares represented by proxies, properly signed and returned pursuant to this solicitation, will be voted in accordance with the judgment of the person voting such proxies.

     A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the Meeting in order to take action on the proposals presented in this Proxy Statement. If such a majority is represented at the Meeting, then the three nominees for director receiving the greatest number of votes at the Meeting will be elected as directors. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes. The Amendment to the Company's 1996 Stock Incentive Plan and the ratification of the appointment of independent auditors requires the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter. For purposes of determining the outcome of the vote on the proposal to amend the Company's 1996 Stock Incentive Plan and to ratify the appointment of independent auditors, an instruction to "abstain" from voting on either such proposal will be treated as shares present and entitled to vote, and will have the same effect as a vote against such proposal. "Broker non-votes," which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy on a voting matter and will have no effect on the outcome of the vote on the Amendment to the Company's 1996 Stock Incentive Plan or the ratification of appointment of the independent auditors. The Company's stockholders will not have dissenters' rights of appraisal with respect to any of the proposals in this Proxy Statement.

                             SECURITY OWNERSHIP

Principal Stockholders

     The following table sets forth information as of August 1, 2001, regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                       Amount and Nature of     Percentage
Name and Address of Beneficial Owners  Beneficial Ownership        Held
-------------------------------------  --------------------     ----------
Tower Holding Company, Inc.                  14,848,154            29.45%
c/o Ralston Purina Company
Checkerboard  Square
St. Louis, MO 63164

Private Capital Management, Inc.              2,741,300             5.44
445 Park Avenue, 9th Floor
New York, NY  10022


Common Stock Owned By Management

     The number of shares of Common Stock of the Company beneficially owned as of August 1, 2001, by the directors, the Named Executive Officers (as defined below) and all directors and executive officers as a group, are set forth below:

                                      Amount and Nature of       Percentage
        Name                          Beneficial Ownership          Held
----------------------                --------------------       ----------
Charles A. Sullivan                     781,188 (1)(7)              1.54%
Michael J. Anderson                      40,550 (5)                  *
G. Kenneth Baum                         200,812 (2)                  *
Leo Benatar                              87,410 (3)                  *
E. Garrett Bewkes, Jr.                  101,810 (3)                  *
Robert B. Calhoun                        82,732 (3)                  *
James R. Elsesser                        89,100 (3)                  *
Frank E. Horton                          66,000 (4)                  *
Richard L. Metrick                       30,000 (6)                  *
Michael D. Kafoure                      455,100 (1)                  *
Frank W. Coffey                          67,834 (1)                  *
Ray Sandy Sutton                        115,576 (1)                  *
Brian E. Stevenson                       82,742 (1)                  *

All directors and executive
  officers as a group
  (16 persons)                        2,564,958 (1)(7)              4.91
_______________
*Less than 1%

     (l)  Of the shares indicated, 187,334 (Mr. Sullivan), 443,406
          (Mr. Kafoure), 43,334 (Mr. Coffey), 115,001 (Mr. Sutton), 70,001
          (Mr. Stevenson) and 1,617,166 (all directors and executive officers as a group) are attributable to currently exercisable employee stock options or stock options exercisable within 60 days.

     (2)  Mr. Baum is a director and Chairman of the Board of George K.
          Baum Group, Inc.  Mr. Baum is also the majority stockholder of George
          K. Baum Group, Inc. Of the 200,812 shares indicated, 80,000 are attributable to currently exercisable stock options and 72,358 of such shares are held by George K. Baum Group, Inc. Mr. Baum may be deemed to beneficially own all 72,358 shares of the Common Stock held by George K. Baum Group, Inc.

     (3) Of the shares indicated, 80,000 are attributable to currently exercisable stock options.

     (4) Of the shares indicated, 60,000 are attributable to currently exercisable stock options.

     (5) Of the shares indicated, 40,000 are attributable to currently exercisable stock options.

     (6) Of the shares indicated, 20,000 are attributable to currently exercisable stock options.

     (7) Of the shares indicated, 200,000 shares are vested under a deferred share award granted September 23, 1997.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires executive officers and directors of the Company, and persons who beneficially own more than ten percent (10%) of the Common Stock ("reporting persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of copies of such forms and amendments thereto furnished to the Company and written representations from the executive officers and directors, to the Company's knowledge, all forms required to be filed by "reporting persons" of the Company were timely filed pursuant to Section 16(a) of the Exchange Act.

                        COMMON STOCK PERFORMANCE

     The graph set forth below compares the yearly percentage change in cumulative stockholder return of the Company's Common Stock since June 1, 1996 against the cumulative return of the Standard and Poor's Composite 500 Stock Index ("S&P 500 Index") and the Standard and Poor's Food Index ("S&P Food Index") covering the same time period. The graph is based on $100 invested on June 1, 1996, in the Company's Common Stock, the S&P 500 Index and the S&P Food Index, each assuming dividend reinvestment. The historical stock price performance shown on this graph is not necessarily indicative of future performance.



                            PERFORMANCE GRAPH
                        TOTAL SHAREHOLDER RETURNS


                    6/01/96  5/31/97  5/30/98  5/29/99  6/03/00  6/02/01

Interstate Bakeries  100.00   197.16   241.38   163.49   111.95   117.22
S&P 500 Index        100.00   129.41   169.12   204.68   226.13   202.27
S&P Food Index       100.00   131.97   178.73   157.88   143.10   164.92

                            EXECUTIVE OFFICERS

     Set forth below is the name, age and present principal occupation or employment and five-year employment history of each executive officer of the Company and its wholly owned subsidiaries, Interstate Brands Corporation and Interstate Brands West Corporation (such subsidiaries collectively referred to herein as "Brands"). The executive officers of the Company and Brands serve at the pleasure of the board of directors. The business address of each person listed below is 12 East Armour Boulevard, Kansas City, Missouri 64111. None of the executive officers is related to any other director or executive officer by blood, marriage or adoption and each is a citizen of the United States.

                                    Present Principal Occupation or Employment
Name                      Age            and Five-Year Employment History
----                      ---      ------------------------------------------

Charles A. Sullivan        66      Chairman of the Board and Chief Executive
                                   Officer of the Company and Brands for more than the past five years; director of the Company since August 1989.

Michael D. Kafoure         52      President and Chief Operating Officer of the
                                   Company and Brands for more than the past five years.

Frank W. Coffey            58      Senior Vice President and Chief Financial
                                   Officer ("CFO") of the Company and Brands since May 1999; Vice President of Corporate
                                   Development of the Company from January 1999 to May 1999; President and Co-Owner of My
                                   Bread Baking Company for more than three years prior thereto.

Mark D. Dirkes             54      Senior Vice President and Director of
                                   Corporate Marketing of Brands for more than the past five years.

Brian E. Stevenson         46      Senior Vice President and Director of
                                   Purchasing of Brands since September 1997;
                                   Director of Marketing of Farmland Grain, a division of Farmland Industries, for more than one year prior thereto.

Ray Sandy Sutton           63      Vice President, Corporate Secretary and
                                   General Counsel of the Company and Brands for more than the past five years.

John F. McKenny            51      Vice President and Corporate Controller of
                                   the Company and Brands for more than the past five years.

Paul E. Yarick             62      Vice President and Treasurer of the Company
                                   and Brands for more than the past five
                                   years.

                           EXECUTIVE COMPENSATION

     The Compensation and Stock Incentive Committee (the "Compensation Committee"), which consists of three non-employee directors, recommends to the full board of directors the compensation of the Chief Executive Officer. The Compensation Committee also approves and monitors compensation guidelines for the Company's other executive officers as recommended by the Chief Executive Officer. The Compensation Committee's report for fiscal 2001 is set forth below.

Compensation Committee Report

     The Compensation Committee believes that it is in the best interest of the stockholders for the Company to attract, maintain and motivate dedicated and talented management personnel, especially its executive officers, by offering a competitive compensation package that maintains an appropriate relationship between executive pay and the creation of stockholder value. The general philosophy of the Compensation Committee is to integrate
(i) reasonable levels of annual base salary, (ii) annual incentive bonus awards based upon achievement of short-term corporate and individual performance, such that executive compensation levels will be higher in years in which performance goals are achieved or exceeded and (iii) equity based grants, to ensure that management has a continuing stake in the long-term success of the Company in return of value to its stockholders.

     The Compensation Committee recognizes that it must maintain base salary levels approximately commensurate with other comparable companies in the food industry with whom the Company competes for management personnel including, but not limited to, those included in the S&P Food Index (the "Comparable Companies"). However, the Compensation Committee believes that the compensation program for its executive officers and key management personnel should be primarily based upon performance. Therefore, base salaries for executive officers and other key management personnel are maintained at a level slightly below the mid-range level of such base salaries at the Comparable Companies. The Compensation Committee utilizes external salary surveys to establish base salaries in reference to the Comparable Companies. In addition to the external salary surveys, the individual executive's level of responsibility, prior experience, breadth of knowledge and overall skills are factors considered by the Compensation Committee in approving base salaries for each individual executive officer or key manager. Base salaries are adjusted annually to reflect the operating performance of the Company for the preceding fiscal year and increases among the Comparable Companies. Operating performance of the Company includes such measures as sales volumes, market share performance, operating and net income margin trends, growth in earnings and cash flow per share, returns on capital and equity and increases in the value of the Common Stock. Additional adjustments to reflect changes in the market or in individual responsibilities may be appropriate from time to time.

     All executive officers and key management personnel of the Company are eligible to receive cash incentive bonuses under the Company's Incentive Compensation Plan. Incentive bonus awards are based upon the Company achieving certain operating cash flow or earnings per share objectives. The Chief Executive Officer submits proposed minimum, target and maximum operating cash flow and earnings per share objectives to the board of directors for approval. Annual incentive bonus payments are calculated based on a formula which compares the Company's actual operating cash flow and/or earnings per share levels achieved to the objectives approved by the board of directors. Payments range from zero to 200% of target bonus amounts for the Chief Executive Officer and the divisional and corporate officers and zero to 150% for bakery management.

     Awards granted pursuant to the Company's 1996 Stock Incentive Plan (the "1996 Plan") comprise the third element of the compensation program for executive officers and key management personnel. The Compensation Committee believes the Company's executive officers and key management personnel should have a stake in the Company's ongoing success through stock and other equity-based ownership.

     The value of the stock options is related directly to the market price of the Common Stock and thus to the long-term performance of the Company.
The exercise price (the "Exercise Price") of stock options granted to employees under the 1996 Plan is the fair market value of the Common Stock on the date of grant. The Compensation Committee has complete discretion to select the optionees and to establish the terms and conditions of each option, subject in all cases to the provisions of the 1996 Plan. The 1996 Plan is designed to reward the executives for long-term results. The executives' potential to receive value from stock options will occur only if the Company's stock price increases above the Exercise Price. The number of stock options granted to any individual executive is generally based upon that executive's level of responsibility.

     As with all executive officers of the Company, the compensation of the Chief Executive Officer is reviewed by the Compensation Committee on a regular basis in comparison to compensation paid to executives holding comparable positions of responsibility including those employed at Comparable Companies. When recommending compensation for the Chief Executive Officer, the Compensation Committee utilizes the same factors applied to the other executives of the Company. Mr. Sullivan's minimum base salary of $400,000 is established under the terms of an Employment Agreement (the "Employment Agreement") with the Company, but the board of directors has discretion to set his base salary at an amount greater than the minimum. Although the Compensation Committee specifically discusses the Chief Executive Officer's contributions toward achieving the overall Company performance results, there are no unique criteria applied to the compensation of the Chief Executive Officer that are not also applied to other key executives and managers of the Company.

     Mr. Sullivan's fiscal 2001 compensation was determined in accordance with the Company's compensation policy which provides that executive compensation levels will be higher in years in which performance goals are achieved or exceeded. Incentive compensation is based on earnings per share objectives defined with minimum, target and maximum levels. Fiscal 2001 performance was not within the range of goals, therefore, Mr. Sullivan was not eligible for an incentive bonus for fiscal 2001. The Compensation Committee believes it is important to provide incentive to Mr. Sullivan through equity participation plans.

     Section 162(m) of the Internal Revenue Code of 1986 (the "Code") imposes a $1 million cap on the deductibility of compensation (other than certain performance-based compensation) to certain executive officers of public companies. The Compensation Committee evaluates the impact of the cap on its compensation policies so as to conform such policies of the Company, to the extent practicable, to the Code. However, in any such evaluation, other considerations, such as the retention of key personnel, may be determined to be of more importance than tax savings.

                         Compensation Committee

                    E. Garrett Bewkes, Jr., Chairman
                             G. Kenneth Baum
                             Frank E. Horton


Summary Compensation Table

     The following table sets forth information concerning compensation received for each of the last three fiscal years by (i) the Chief Executive
Officer of the Company as of June 2, 2001 and (ii) the four other most highly compensated executive officers of the Company and Brands as of June 2, 2001, whose annual compensation exceeded $100,000 for the fiscal year ended June 2, 2001 (the individuals in (i) and (ii) are collectively referred to as the Named Executive Officers).

<TABLE
                                                                 Long-Term
                                                                Compensation      All Other
                                         Annual Compensation  ----------------   Compensation
Name and Principal          Fiscal       -------------------    Shares under-    ------------
    Position                 Year        Salary($)  Bonus($)  lying Options (#)    ($)  (1)
------------------          ------       ---------  --------  -----------------  ------------
Charles A. Sullivan(2)       2001         800,000         --       35,000           13,600
 Chairman of the             2000         815,385         --       40,000           13,600
 Board and Chief             1999         800,000    324,211           --           12,800
 Executive Officer

Michael D. Kafoure(3)        2001         426,308         --       25,000           13,600
 President and Chief         2000         433,173         --       30,000           13,600
 Operating Officer           1999         425,000    135,329       25,000           12,800

Frank W. Coffey(4)           2001         250,576         --       25,000           13,600
 Senior Vice President       2000         254,808         --       30,000           13,600
 and Chief Financial         1999          63,470     18,575       50,000            6,563
 Officer

Ray Sandy Sutton             2001         230,707      7,500       20,000           13,600
 Vice President,             2000         234,423         --       20,000           13,600
 Corporate Secretary         1999         230,000     51,447       15,000           12,800
 and General Counsel

Brian E. Stevenson           2001         170,588     15,000       15,000           13,600
 Senior Vice President       2000         173,269         --       10,000           13,600
 and Director of             1999         170,000     28,066       10,000           12,800
 Purchasing
___________


(1) These amounts represent contributions by the Company to the Company's Retirement Income Plan for the benefit of each executive.

(2) The Employment Agreement between the Company and Mr. Sullivan provides that Mr. Sullivan will serve as Chairman of the Board of the Company and Chief Executive Officer of the Company and Brands. The Employment Agreement, which is automatically renewed on May 31 of each year unless terminated by the Company and Brands or Mr. Sullivan, further provides that Mr. Sullivan will receive a minimum annual salary of $400,000 and will be eligible for an annual bonus, each to be determined by the board.

     In the event Mr. Sullivan's employment with the Company is terminated without his consent, the Employment Agreement limits Mr. Sullivan's ability to compete with the Company and provides for full salary and benefits for a period of two years from the date of such termination and a lump sum payment equal to the aggregate annual bonuses paid to Mr. Sullivan for the two most recent fiscal years prior to such termination.

     (3) Of the bonus amount indicated in 1999, 25 per cent has been deferred until retirement.

     (4) Mr. Coffey became Senior Vice President and CFO of the Company on May 28, 1999.

Stock Options

     The following two tables set forth information for the last completed fiscal year relating to (i) the grant of stock options to the Named Executive Officers and (ii) the exercise and appreciation of stock options held by the Named Executive Officers.

           OPTION GRANTS IN THE FISCAL YEAR ENDED JUNE 2, 2001

                                                                                                  Potential Realizable
                          Number of          Percent of Total                                     Value of Stock Price
                         Shares Under-       Options Granted        Exercise                         Appreciation(2)
                         lying Options         to Employees          or Base      Expiration      --------------------
      Name                Granted(1)               in FY           Price ($/sh)      Date             5%         10%
------------------       -------------       ----------------     ------------    ----------      --------    --------
Charles A. Sullivan         35,000                 2.74%             $14.10        05/07/11       $310,360    $786,512
Michael D. Kafoure          25,000                 1.96               14.10        05/07/11        221,685     561,794
Frank W. Coffey             25,000                 1.96               14.10        05/07/11        221,685     561,794
Ray Sandy Sutton            20,000                 1.56               14.10        05/07/11        177,348     449,435
Brian E. Stevenson          15,000                 1.17               14.10        05/07/11        133,011     337,077
_______________


(1) All Stock Options were granted at an Exercise Price equal to the fair market value of the underlying Common Stock on the date of grant. The stock options become exercisable over a three-year period after the date of grant - one-third after the first year, another one-third after the second year and the total option shares after three years.

(2) Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the annual rate shown (compounded annually) from the date of option grant until the end of the ten-year option term. There can be no assurance that the potential realizable values shown in the table will be achieved.

                AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND
                      OPTION VALUES AT JUNE 2, 2001


                                                            Number of Shares                Value of Unexercised
                                                      Underlying Unexercised Options        In-The-Money Options
                         Shares                            at Fiscal Year-end                at Fiscal Year-end
                       Acquired on       Value        ------------------------------     ----------------------------
        Name             Exercise       Realized      Exercisable      Unexercisable     Exercisable    Unexercisable
-------------------    -----------      --------      -----------      -------------     -----------    -------------
Charles A. Sullivan       10,000         $91,305        187,334           61,666           $199,767        $54,083
Michael D. Kafoure             0               0        425,073           73,333            423,349         39,250
Frank W. Coffey                0               0         43,334           61,666              6,500         39,250
Ray Sandy Sutton               0               0        103,334           51,666              4,334         29,666
Brian E. Stevenson             0               0         63,335           31,665              2,167         20,083
_______________


(l) The value of unexercised, in-the-money options is the difference between the Exercise Price of the options and the fair market value of the Company's Common Stock at June 2, 2001 ($15.15).

                            INDEPENDENT AUDITORS

General

     Deloitte & Touche LLP served as independent auditors for the purpose of auditing the Company's consolidated financial statements for the fiscal year ended June 2, 2001 and, upon shareholder approval, will continue to serve as the Company's independent auditors for the fiscal year ending June 1, 2002.

Audit Committee Charter

     The Board of Directors has adopted a written charter for its Audit Committee, and a copy of that charter is attached as Appendix A.

Independence of Audit Committee

     It has been determined by the Board of Directors that the members of the Audit Committee are independent as that term is defined in Section 303.01 of the New York Stock Exchange Listed Company Manual.

Audit Committee Report

     The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, subject to Regulation 14A or 14C promulgated by the SEC or subject to the liabilities of Section
18 of the Securities Exchange Act of 1934, as amended.

     In accordance with its written charter adopted by the Board of Directors (the "Board"), the Audit Committee of the Board (the
"Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended June 2, 2001, the Committee met three times, and the Committee chair, as a representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, Controller and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board No. 1, "Independence Discussion with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended June 2, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report of Form 10-K for the fiscal year ended June 2, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Fees

     Aggregate fees billed to the Company for the fiscal year ending June 2, 2001 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"):

                Audit Fees                     $352,500

                Financial Information Systems
                 Design and Implementation          ---

                *All Other Fees                 138,545

     *Includes fees for employee benefit plan audits, miscellaneous tax services and other non-audit services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                          CERTAIN TRANSACTIONS

     In 1995, the Company acquired Continental Baking Company ("CBC") from Ralston Purina Company ("RPC") for cash and 33,846,154 shares of the Company's Common Stock. In connection therewith, RPC and the Company entered into a Shareholder Agreement which provided, among other things, that Mr. Elsesser be elected to the board of the Company to serve until 1999 and that RPC reduce its ownership of the Company's Common Stock below 15% by August 15, 2000.

     On July 29, 1997, RPC issued $479,953,687.50 of 7% Stock Appreciation Income Linked Securities SM ("SAILS") which were exchangeable for cash or Company Common Stock. The SAILS were exchanged for cash upon maturity on August 1, 2000.

     Under the agreement as amended on March 31, 2000, RPC was required to reduce its ownership of IBC's Common Stock to no more than 20% by September 30, 2000, 15% by August 1, 2004 and 10% by August 1, 2005.

     On July 24, 2000, the Company signed an agreement with RPC and an affiliate of RPC to purchase from the RPC affiliate 15,498,000 shares of the Company's Common Stock, at a price per share equal to the average closing price per share for the Company's Common Stock for the most recent 20 consecutive trading days ending on and including July 31, 2000, for shares of the Company's Common Stock purchased on August 1, 2000, and for such per share price, plus an interest component, for shares of the Company's Common Stock purchased on September 1, 2000. On August 1, 2000, the Company purchased 2,551,020 shares of the Company's Common Stock for a total of $39,999,993.60 pursuant to this agreement. On August 30, 2000, the Company purchased 12,946,980 shares of the Company's Common Stock for a total of $203,008,646.40 pursuant to this agreement. As a result, RPC holds approximately 29.5% of the total outstanding shares of the Company's Common Stock.

     In connection with this repurchase agreement, the Shareholder Agreement was amended to eliminate the requirement that RPC reduce its ownership to no more than 20% of the Company's Common Stock by September 30, 2000. RPC and its affiliate are also now required to reduce their ownership of the Company's Common Stock to no more than 15% by August 1, 2004 and to no more than 10% by August 1, 2005. The Company has the right of first offer on sale or transfer of any of the Company's Common Stock owned by RPC and its affiliates. RPC has a right to demand that the Company file a registration statement to register for public sale shares of the Company's Common Stock, held by RPC, if such registration statement registers 5% or more of such shares and the distribution of such shares is widespread. Further, under the agreement, the Company may purchase all of the shares of the Company's Common Stock held by RPC for 110% of the market price during the one-year period commencing August 1, 2005. RPC is restricted from purchasing more shares of the Company's Common Stock, except as a result of a public offering of more shares by the Company, and RPC is restricted, with limited exceptions, from distributing shares of the Company's Common Stock.

               PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Company's board of directors consists of between five and nine members, divided into three classes: Class I, Class II and Class III. Directors in each such class are elected for three-year terms, with each class standing for election in successive years. At the Meeting, three Class II directors will be elected to serve until the third succeeding Annual Meeting of the Stockholders of the Company. Proxies may not be voted for more than three persons in the election of Class II directors at the Meeting. Michael J. Anderson, Robert B. Calhoun and Frank E. Horton, current Class II
directors of the Company, have been nominated for re-election.   The
following table sets forth certain information with respect to the three nominees, the Class III directors (whose terms expire in 2002) and the Class I directors (whose terms expire in 2003). None of the directors is related to any other director or executive officer by blood, marriage or adoption, and each is a citizen of the United States.

               NOMINEES FOR ELECTION AS CLASS II DIRECTORS FOR
           A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

                                            Principal Occupation or Employment
                               Director        for the Last Five Years and
        Name              Age   Since                 Directorships
---------------------     ---  --------     ----------------------------------
Michael J. Anderson(1)     50    1998       President and Chief Executive
                                            Officer of The Andersons, Inc.
                                            since 1999; President and Chief
                                            Operating Officer from 1996 to
                                            1998; Vice President and General
                                            Manager of the Retail Group of The
                                            Andersons, Inc. from 1994 to 1996.
                                            Mr. Anderson is a director of The
                                            Andersons, Inc. and Fifth Third
                                            BancCorp of Northwest Ohio.

Robert B. Calhoun          58    1991       Managing Director of Monitor
                                            Clipper Partners since April 1997;
                                            Chief Executive Officer of The
                                            Clipper Group, L.P., since January
                                            1991.  Mr. Calhoun is a director of
                                            Avondale Mills, Inc.

Frank E. Horton(l)(2)      62    1992       Principal Associate, Horton &
                                            Associates, Consultants in higher
                                            education, Denver, Colorado, since
                                            1999; Interim President, Southern
                                            Illinois University, February 2000
                                            to October 2000; President, The
                                            University of Toledo for more than
                                            three years prior thereto.
                                            Dr. Horton is a director of GAC
                                            Corp.

                  CLASS III DIRECTORS CONTINUING IN OFFICE
                WHOSE TERMS EXPIRE AT THE 2002 ANNUAL MEETING

                                            Principal Occupation or Employment
                               Director        for the Last Five Years and
        Name              Age   Since                 Directorships
------------------        ---  --------     ----------------------------------
G. Kenneth Baum(2)         71    1988       Chairman of the Board of George K.
                                            Baum Group, Inc. for more than the
                                            past five years.  Mr. Baum is a
                                            director of H & R Block, Inc.

E.Garrett Bewkes, Jr.      74    1991       Consultant and Chairman for a
(1)(2)                                      number of PaineWebber mutual funds
                                            for more than the past five years;
                                            formerly Chairman of American
                                            Bakeries Company.

James R. Elsesser          57    1995       Vice President and Chief Financial
                                            Officer of Ralston Purina Company
                                            for more than the past five years.

                 CLASS I DIRECTORS CONTINUING IN OFFICE
              WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING

                                            Principal Occupation or Employment
                               Director        for the Last Five Years and
        Name              Age   Since                 Directorships
-------------------       ---  --------     ----------------------------------

Charles A. Sullivan        66    1989       Chairman of the Board and Chief
                                            Executive Officer of the Company
                                            and Brands for more than the past
                                            five years.  Mr. Sullivan is a
                                            director of UMB Bank, n.a., and the
                                            Andersons, Inc.

Leo Benatar(1)             71    1991       Associated Consultant for
                                            A. T. Kearney, Inc. and Principal
                                            for Benatar & Associates for more
                                            than the past five years; Chairman
                                            of the Board of Engraph, Inc. (a
                                            subsidiary of Sonoco Products
                                            Company) and Senior Vice President
                                            of Sonoco Products Company from
                                            October 1993 until May 1996.
                                            Mr. Benatar is a director of
                                            Mohawk Industries, Inc., PAXAR
                                            Corporation and Aaron Rents, Inc.,
                                            Chairman and Director of Federal
                                            Reserve Bank of Atlanta until
                                            January 1996.

Richard L. Metrick         60    2000       Senior Managing Director in the
                                            Investment Banking Department of
                                            Bear Stearns & Co., Inc. for more
                                            than the past five years.
_______________
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee

     During the 2001 fiscal year, the board of directors held five meetings and acted by written consent on two occasions. All directors attended more than 75% of the aggregate number of board of directors' meetings and board of directors' Committee meetings on which the respective directors served, with the exception of Mr. Baum, who was unable to attend three board meetings.

Committees of the Board

     The board of directors has appointed an Audit Committee and a Compensation Committee to assist in handling the various functions of the board.

     The Audit Committee members are Leo Benatar, Michael J. Anderson,
E. Garrett Bewkes, Jr. and Frank E. Horton. Mr. Benatar serves as Chairman of the Audit Committee. The Audit Committee recommends to the full board of directors the engagement of independent auditors, reviews with the auditors the scope and results of the audit, reviews with the Company's internal auditors the scope and results of the Company's internal audit procedures, reviews the independence of the auditors and non-audit services provided by the auditors, considers the range of audit and non-audit fees, reviews with the Company's independent auditors and management the effectiveness of the Company's system of internal accounting controls and makes inquiries into other matters within the scope of its duties. The Audit Committee held three meetings during the 2001 fiscal year. All members of the Audit Committee attended the meetings. The Committee Chair, as a representative of the committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO, Controller and independent auditors prior to public release.

     The Compensation Committee members are E. Garrett Bewkes, Jr.,
G. Kenneth Baum and Frank E. Horton. Mr. Bewkes serves as Chairman of the Compensation Committee. The Compensation Committee recommends to the full board of directors remuneration arrangements for senior management and directors, and determines the number and terms of awards granted under the Company's 1996 Plan which was approved by the stockholders at the 1996 Annual

Meeting. The Compensation Committee held two meetings during the 2001 fiscal year. All members of the Compensation Committee attended the meetings.

     The Company does not have a standing nominating committee.

Directors' Fees and Related Information

     Directors who are not salaried employees of, or consultants to, the Company are entitled to an annual retainer of $24,000 plus $2,000 for each board Meeting attended. In addition, directors who are members of committees of the board of directors and who are not salaried employees of, or consultants to, the Company are entitled to receive $1,000 for each committee meeting attended that is not conducted on the same day as a meeting of the full board of directors and $750 for each committee meeting attended that is conducted on the same day as a meeting of the full board of directors. In addition, non-employee directors are eligible for awards of stock options and restricted or unrestricted shares of common stock pursuant to the 1996 Plan. In fiscal 2001, each of the non-employee directors was granted an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $14.10 per share, which was the closing sales price of the Company's Common Stock on the date of the grant (May 7, 2001), exercisable immediately. Directors may also elect to receive their retainers in the form of Common Stock pursuant to the 1996 Plan.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee was an officer, employee or a former officer or employee of the Company or any of its subsidiaries during the last fiscal year nor was formerly an officer of the Company during the last fiscal year.

                PROPOSAL NO. 2 - AMENDMENT TO THE COMPANY'S
                       1996 STOCK INCENTIVE PLAN

     The board of directors has unanimously approved an amendment to the Company's 1996 Stock Incentive Plan (the "1996 Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 5,000,000 shares, from 13,683,000 to 18,683,000. At August 1, 2001, the
Company had granted, net of cancellations, options to purchase approximately 12,202,000 shares of Common Stock pursuant to the 1996 Plan.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting entitled to vote will be required to approve the amendment of the 1996 Plan.

Summary of the 1996 Plan

     The 1996 Plan is designed to enable employees and non-employee directors of the Company to acquire or increase their equity interests in the Company on such reasonable terms as the Compensation Committee or the Board determines. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future. Toward these objectives, the 1996 Plan provides for the granting of
(i) stock options, restricted stock awards, performance share awards and other incentive awards to employees, as approved by the Compensation Committee and (ii) stock options and other awards to non-employee directors, as approved by the Board. The 1996 Plan also provides that members of the Board may elect to receive their retainer in shares of Common Stock of the Company, all as described therein.

     Administration. The 1996 Plan provides for administration by the Compensation Committee, or another committee designated by the Board, consisting of two or more "non-employee directors" as defined in Section 16 of the Exchange Act. Members of the Compensation Committee may participate in the 1996 Plan, but only to the extent set forth below in the sections titled "Director Options" and "Director Awards." Among the powers granted to the Compensation Committee are the powers to interpret the 1996 Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards and determine the timing, form, amount and other terms and conditions pertaining to any award.

     Eligibility for Participation. Awards may be granted under the 1996 Plan to any employee of the Company or subsidiaries of the Company. Officers shall be employees for this purpose, whether or not they are also directors. Awards may also be granted to directors who are not employees of the Company or its subsidiaries, but only to the extent set forth below in the sections titled "Director Options" and "Director Awards."

     Shares Reserved for Issuance Under the 1996 Plan. Approximately 1,481,000 shares remain available for use in future grants under the 1996 Plan. The Board has approved an increase in the number of shares reserved for issuance under the 1996 Plan from 13,683,000 to 18,683,000 to facilitate the achievement of the goals of the 1996 Plan. The Board believes that the 6,481,000 unallocated shares of Common Stock that would be available for further grants under the 1996 Plan are reasonable to achieve the goals of the 1996 Plan.

     Type of Awards. The Plan provides for the granting of any or all of the following types of awards: (i) stock options, including non-qualified stock options and stock options intended to qualify as "incentive stock options" under Section 422 of the Code, (ii) performance shares,
(iii) restricted Common Stock, (iv) Common Stock, and (v) any other incentive award of, or based on, the Company's Common Stock which is established by the Committee and which is consistent with the 1996 Plan's purpose. The awards may be granted singly, in combination or in tandem as determined by the Committee.

     Amendment of 1996 Plan. The Company, through the Board, may suspend or terminate the 1996 Plan. In addition, the Board may, from time to time, amend the 1996 Plan in any manner, but may not, without shareholder approval, adopt any amendment which would materially increase the aggregate number of shares of Common Stock which may be issued under the 1996 Plan (except for certain antidilution provisions specified in Article XI of the 1996 Plan), or materially modify the 1996 Plan's eligibility requirements.

     Other Components of the 1996 Plan. The 1996 Plan authorizes the Committee to grant awards during the period beginning on the date the 1996 Plan is approved by the shareholders until ten years after such date. The 1996 Plan was approved by the shareholders of the Company on September 24, 1996, so awards may be granted by the Committee until September 24, 2006. Any shares of Common Stock related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock, are settled in cash in lieu of Common Stock, or are exchanged at the Committee's discretion for awards not involving shares of Common Stock, will be available for use in connection with awards under the 1996 Plan.

     Stock Options. Under the 1996 Plan, the Committee may grant awards in the form of options to purchase shares of the Company's Common Stock (an "Option"). The Committee will, with regard to each Option, determine the number of shares subject to the Option, the manner and timing of the Option's exercise, and the exercise price of the Option, provided that such exercise price be at least equal to fair market value of the underlying Common Stock on the date of grant. The exercise price of an Option may, at the discretion of the Committee, be paid by a participant in cash, shares of the Company's Common Stock, a combination thereof, or such other consideration as the Committee may deem appropriate. The Committee may grant incentive stock options which satisfy the applicable requirements of Section 422 of the Code or non-qualified options, which do not meet those requirements.

     Director Options. The 1996 Plan permits the grant of Options to purchase shares of Common Stock to each person who is a non-employee director, provided each such grant is approved by the Board with the recipient of such award abstaining from the vote. The exercise price per share shall be equal to the Fair Market Value, which is the last sale price per share on the New York Stock Exchange of one share of Common Stock on the date the Director Option is granted. The period within which each such Option may be exercised shall expire ten years from the date the Option is granted, unless it expires sooner due to the death of the optionee, or is fully exercised prior to the end of such period. Payment of the option price may be paid in full in cash, shares of the Company's Common Stock, a combination thereof, or such other consideration as the Board may deem appropriate. Director Options shall be forfeited if the directorship of an optionee is terminated on account of any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its subsidiaries.

     Performance Shares. The 1996 Plan also allows for the granting of performance share awards. Such awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance objectives. The performance objectives to be achieved during a performance period and the measure of whether and to what degree such objectives have been attained will also be determined by the Committee.

     Restricted Stock Awards. The 1996 Plan authorizes the Committee to grant awards in the form of restricted shares of the Company's Common Stock ("Restricted Stock Awards"). Such awards will be subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate including, but not limited to, restrictions on transferability and continued employment.

     Other Incentive Awards. Under the 1996 Plan, the Committee also has the discretion to grant other types of awards, including stock appreciation rights and other awards, under which the Company's Common Stock is or may in the future be acquired by a participant. Such awards may include grants of debt securities convertible into or exchangeable for shares of the Company's Common Stock upon the attainment of performance goals or such other conditions as the Committee shall determine.

     Director-Stock Awards. An award of shares of the Company's Common Stock may be granted to a non-employee director at the discretion and with the approval of the Board, with the recipient of such shares abstaining from such vote. In addition, the Board may, at its discretion, grant such other awards based on the Common Stock of the Company as it deems appropriate. In addition, members of the Board may elect to take their retainer in shares of the Company's Common Stock, provided such election is made at least six months after an "opposite way" transaction in the Company's shares, as described in the 1996 Plan.

     Other Terms of Awards. Options will be exercisable for, and Restricted Stock Awards will be made in, Common Stock of the Company. Performance Share Awards may be paid in cash, Common Stock or a combination of cash and Common Stock, as the Committee shall determine. If an award is granted in the form of an Option, Restricted Stock Award or Other Incentive Award, the Committee may include as part of such award an entitlement to receive dividends or dividend equivalents. The 1996 Plan provides for the forfeiture of awards under certain circumstances as determined by the Committee.

     The 1996 Plan authorizes the Committee to promulgate administrative guidelines for the purpose of determining what treatment will be afforded to a participant under the 1996 Plan in the event of death, disability, retirement or termination for an approved reason.

     Upon granting of any award, the Committee, or the Board, may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions and/or limitations governing the granting of such award as are not inconsistent with the 1996 Plan. In addition, the Committee, or the Board, may modify the terms and conditions of awards under certain circumstances.

     Change of Control Event. Upon the occurrence of a Change of Control Event (as defined in the 1996 Plan), awards may be treated as follows:
(i) all of the participant's outstanding awards could become immediately vested, fully earned, exercisable, and/or in the case of Options, converted into stock appreciation rights, as appropriate, and (ii) the Company could make full payment to each such participant with respect to any Performance Share Award, stock appreciation right or other incentive award, deliver certificates to such participant with respect to each Restricted Stock Award and permit the exercise of Options, respectively, granted to such participant.

     Federal Tax Treatment. Under current federal tax law, the following are the federal tax consequences generally arising with respect to awards under the 1996 Plan.

     A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option and one year of the transfer of such shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. Conversely, if the participant disposes of shares of Common Stock acquired pursuant to an incentive stock option before the later of two years after the date of grant of such option and one year after the transfer of such shares to him, any gain or loss realized will be treated as ordinary income and the Company will be entitled to a deduction for federal income tax purposes.

     A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares acquired pursuant to such option and the market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for federal income tax purposes in the same amount.

     A participant who has been granted a Performance Share Award will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at such time. A participant will realize ordinary income at the time the award is paid and the Company will have a corresponding deduction.

     A participant who has been granted a Restricted Stock Award generally will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions include a substantial risk of forfeiture for federal income tax purposes, such as the requirement of continued employment. When such restrictions lapse, the participant will realize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction. However, if the participant makes an election under Code Section 83(b)within 30 days of the grant of the Restricted Stock Award, the participant will realize taxable income and the Company will be entitled to a deduction at the time of the grant in an amount equal to the excess, if any, of the fair market value of the shares at such time over the amount, if any, paid for such shares.

     The award of an outright grant of non-restricted Common Stock to a participant will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock distributed to him. The Company will receive a corresponding deduction for the same amount.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

                 PROPOSAL NO. 3 - APPOINTMENT OF AUDITORS

     Stockholders are asked to ratify the appointment of Deloitte & Touche LLP as independent auditors of the books and accounts of the Company for the fiscal year ending June 1, 2002.

     Representatives of Deloitte & Touche LLP plan to attend the Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

           SUBMISSION OF STOCKHOLDERS' PROPOSALS AND OTHER MATTERS

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting must be made in compliance with the rules and regulations of the Securities and Exchange Commission and be received by the Corporate Secretary, Interstate Bakeries Corporation, 12 East Armour Boulevard, Kansas City, Missouri 64111, no later than April 29, 2002, in order to be eligible for inclusion in the Company's fiscal year 2002 proxy materials.

     Management does not intend to bring any other matters before the Meeting and is not aware of any matters to come before the Meeting other than those referred to in the Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that the proxies solicited hereby will be voted thereon in accordance with the judgment of the person voting such proxies.

                                       By Order of the Board of Directors

                                       /s/ Ray Sandy Sutton
                                       Ray Sandy Sutton
                                       Corporate Secretary

                               APPENDIX A

                        AUDIT COMMITTEE CHARTER
                          Adopted May 8, 2000
                        Reaffirmed July 9, 2001

The primary function of the Audit Committee of the board of directors ("Audit Committee") is to assist the board of directors ("Board") in fulfilling its oversight responsibilities by reviewing the quality and integrity of financial information provided to the shareholders and others, the adequacy of the system of internal controls established by management, and the internal and external audit processes. The Audit Committee is expected to maintain and encourage free and open communication with the independent auditors, the internal auditors, management of the Corporation and the Board.

COMPOSITION OF THE AUDIT COMMITTEE
----------------------------------

The Audit Committee shall be comprised of three or more independent directors as determined by the Board. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his/her exercise of independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working knowledge of basic finance, accounting and auditing practices, and at least one member shall have accounting or related financial management expertise.

The Board shall appoint one member of the Audit Committee as the Chairperson. The Chairperson shall be responsible for the overall leadership of the Audit Committee, including presiding over the meetings, reporting to the Board and acting as a liaison with the Chief Executive Officer, the lead independent audit partner and the Vice President of Internal Audit.

MEETING REQUIREMENTS
--------------------

The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. During at least two of these meetings, separate executive sessions will be held with the independent auditors, the Vice President of Internal Audit and corporate management to discuss privately any matters these groups or the Audit Committee deem necessary.

RESPONSIBILITIES RELATED TO THE INDEPENDENT AUDITORS
----------------------------------------------------

Review, approve and recommend to the Board the independent accountants selected by management to audit the financial statements of the Corporation, including the amount of their compensation for the annual audit of the Corporation.

Obtain a written statement from the independent auditors on an annual basis confirming their complete independence in relation to the Corporation.

Review the overall nature and scope of the audit process, receive and review all reports and recommendations of the independent auditors and provide the auditors complete access to the Audit Committee and the Board to discuss all appropriate matters. The independent auditors shall, in all respects, be accountable to the Audit Committee and the Board.

Discuss with management and the independent auditors the content of the Corporation's financial statements including quality of earnings, review of reserves and accruals, suitability of accounting principles, quality and adequacy of internal controls, review of highly judgmental areas, recorded and unrecorded audit adjustments and other inquiries as may be appropriate.

Review the annual financial statements of the Corporation with management and the independent auditors to determine that they are satisfied with the disclosures and content of the financial statements for presentation to the shareholders and others.

The Chairperson of the Audit Committee or designee Audit Committee member, and other members as deemed appropriate by the Chairperson, shall review the quarterly financial reports with management and the independent auditors to determine that they are satisfied with the content and quality of the quarterly financial information presented to shareholders and others.

RESPONSIBILITIES RELATED TO THE INTERNAL AUDITORS
-------------------------------------------------

Maintain free and open communication between the Audit Committee and the Internal Audit Department to confirm and ensure its continual independence and objectivity.

Review the overall internal audit function of the Corporation including the Internal Audit Charter, reporting obligations and the qualifications of the Department employees.

Review the proposed internal audit plan on an annual basis, and continually monitor the Department's performance against the plan.

Review all internal audit reports to be aware of any potentially significant issues or control weaknesses and corporate management's responses to these issues.

OTHER RESPONSIBILITIES
----------------------

Prepare minutes of all Audit Committee meetings and report all Audit Committee activities to the full Board with the issuance of an annual Audit Committee Report to be included in the proxy statement for submission to the shareholders.

Review with corporate management, the independent auditors and the internal auditors any legal matters, risks or exposures that could have a significant impact on the financial statements and what steps management has taken to minimize the Corporation's exposure.

The Audit Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose, as deemed necessary.

Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

                               FORM OF PROXY
                       INTERSTATE BAKERIES CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints PAUL E. YARICK, RAY SANDY SUTTON and LINDA L. THOMPSON, to act in the order named, as proxies (each with the power to act alone in the order named and with power of substitution) to vote, as directed below, all shares of common stock of INTERSTATE BAKERIES CORPORATION (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Tuesday, September 25, 2001, at 10:00 a.m. in the City Stage Theater of Union Station, 30 West Pershing, Kansas City, Missouri, or any adjournment thereof, as follows:

1.  ELECTION OF DIRECTORS

       / / FOR all nominees listed below          / / WITHHOLD AUTHORITY
           (except as marked to the                   to vote for all
            contrary below)                           nominees below

           Michael J. Anderson, Robert B. Calhoun, Frank E. Horton

INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:


              -----------------------------------------------


2. APPROVAL OF AMENDMENT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN to increase the number of authorized shares of the Company reserved for issuance thereunder from 13,683,000 to 18,683,000.

          / / FOR              / / AGAINST               / / ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors of the Company for the fiscal year ending June 2, 2001.

         / / FOR               / / AGAINST               / / ABSTAIN

3. In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournment thereof.


          (Continued and to be signed and dated on reverse side.)

                    Cut or tear along perforated edge

     When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of Directors, FOR approval of amendment to the Company's 1996 Stock Incentive Plan and FOR ratification of the appointment of Deloitte & Touche LLP as auditors of the Company. The Board of Directors recommends a vote FOR proposals 1, 2 and 3. None of the above proposals are related to or conditioned on the approval of other matters, and each proposal has been proposed by the Company.

  Please sign exactly as name appears below.

                              DATED                            , 2001
                                    ---------------------------

                              ---------------------------------------
                                          (Signature)

                              ---------------------------------------
                                     (Signature if held jointly)

                              Please sign here exactly as name appears at the left. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Each joint owner or trustee should sign the proxy.

                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                              CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                        Cut or tear along perforated edge